Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

EQRx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	457(c)	131,652,219	(2)	$2.18	(3)	$287,001,837.42	0.0001102	$31,627.60
Fees Previously Paid	—	—	—	—		—		—	—	—

Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—	—	—
	Total Offering Amounts							$287,001,837.42		$31,627.60
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$31,627.60

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Common stock, par value $0.0001 per share(4)	220,307,414	(6)	$1,923,283,724		S-1	333-261786	December 23, 2021

Other	Warrants to purchase common stock(5)	8,693,333	(6)	$—	(7)	S-1	333-261786	December 23, 2021

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Consists of 131,652,219 additional shares of Common Stock registered for resale by the selling securityholders named in this registration statement.

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.18, which is the average of the high and low prices of the Common Stock on February 22, 2023 on The Nasdaq Global Market.

(4)	No registration fee is payable in connection with the 220,307,414 shares of common stock (including common stock underlying warrants) and 8,693,333 warrants that were previously registered under Form S–1 (File No. 333-261786), originally filed with the SEC on December 21, 2021 and subsequently declared effective (the “Prior Registration Statement,” as amended and/or supplemented), because such shares and warrants are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

(5)	No registration fee is payable in connection with the 19,733,333 shares of common stock (including shares underlying warrants), the 8,693,333 warrants and the additional 209,267,414 shares of common stock that were previously registered by the registrant on a registration statement on Form S-1 (File No. 333-261786), originally filed with the SEC on December 21, 2021 and subsequently declared effective (the “Prior Registration Statement,” as amended and/or supplemented), because such shares and warrants are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

(6)	220,307,414 shares of common stock (including shares of common stock underlying warrants) and 8,693,333 warrants registered under the Prior Registration Statement are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

(7)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying ordinary shares.